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                                                                  EXHIBIT 10.18

EXTENDED
SYSTEMS
                                        AGREEMENT NO:

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The Buyer named below agrees to purchase Extended Systems Incorporated (ESI)
products described in the attached Exhibit(s) subject to the following terms and conditions.


PRICE

The price for products purchased hereunder for the initial contract period shall be as set forth in the DEALER PRODUCT PRICING EXHIBIT plus applicable taxes. Prices for subsequent contract years will be furnished to Buyer prior to March 1 each year.


PAYMENT AND SECURITY TERMS

Buyer shall pay all invoices issued according to the credit terms specified on each invoice calculated from the date of invoice and is subject to an overall credit limit. ESI reserves the right to change the credit terms and credit limit at anytime. A late payment is subject to a "FINANCE CHARGE" of 1 1/2% per month which is an ANNUAL PERCENTAGE RATE of 18%. The finance charge is computed by applying the periodic rate to the previous balance which is the balance at the beginning of each billing cycle.

Should Buyer become delinquent in the payment of any sum due ESI, after ten
(10) days from the date of written notice to Buyer, ESI shall not be obligated to continue performance under any agreement with Buyer.

DELIVERY AND TERM OF CONTRACT

Deliveries of products purchased under this agreement shall be initiated by written orders. Orders for products must be received by ESI not more than one hundred and eighty (180) days prior to Buyer's requested delivery dates. Each order shall contain a reference to this agreement. Buyer shall issue orders from one location within its organization to: P.O. Box 4937, Boise, ID 83711.

ESI shall make every reasonable effort to meet any delivery date(s) quoted or acknowledged. However, ESI will not be liable for its failure to meet such date(s).

This agreement shall have an initial term ending on_____________________ , and shall renew automatically for additional one year periods. A new DEALER PRODUCT PRICING EXHIBIT will be furnished to Buyer each year prior to March 1. Either Buyer or ESI may, without cause, terminate this agreement at any time upon thirty days prior written notice to the other party provided, however, that this shall not affect any order received prior to termination.


SHIPMENT - RISK OF LOSS AND PACKING

Products are shipped FOB Boise, Idaho. Title and risk of loss and damage shall pass to Buyer when the product leaves the ESI plant. All products shall be packed, if appropriate, for shipment and storage in accordance with standard commercial practices.


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ORDER OF PRECEDENCE

These Terms and Conditions of Sale and any attachments take precedence over Buyer's additional or different terms and conditions. Acceptance by Buyer is limited to these terms and conditions including all Exhibits and Attachments.

Buyer's purchase of ESI's products hereunder represents acceptance of these Terms and Conditions of Sale and all Exhibits and Attachments, which together constitute the entire understanding between the parties and supersede any previous communications, representations, or agreements by either party whether verbal or written. No change or modification of any of the terms or conditions herein shall be valid or binding on either party unless in writing and signed by an authorized representative of each party.


CHANGES, CANCELLATIONS, DAMAGES AND RETURNS

If Buyer cancels an order for Products any time after the order is received by ESI, Buyer may be subject to additional charges for damages in accordance with provisions in the Idaho Uniform Commercial Code.

Returns of Products will be accepted in accordance with the provisions of the STOCK BALANCING EXHIBIT.


ACCEPTANCE OF PRODUCTS

Acceptance shall be accomplished by using applicable test procedures or programs established by ESI.


PATENT AND COPYRIGHT INDEMNITY

ESI shall, except as otherwise provided below, defend or settle any claim made or any suit or proceeding brought against Buyer so far as it is based on an allegation that any product furnished hereunder infringes a patent or copyright of the country in which Buyer takes delivery of said product, if notified promptly in writing and given information, assistance and the sole authority to defend or settle same at ESI's expense, and ESI shall pay all damages and costs finally awarded therein against Buyer. In case said product is determined by court decree to infringe and the use of said product is enjoined, or in the case of a settlement as referred to above, ESI shall have the option, at its own expense, to procure for Buyer the right to continue using said product; or replace same with a non-infringing product; or modify same so it becomes non-infringing; or refund the depreciated value of said product and accept return of same. ESI shall have no liability for any infringement of patents, copyrights, trademarks or other intellectual property rights resulting from compliance with Buyer's designs, specifications, or instructions; from modification of said product; from use of said product other than as specified in relevant ESI publications or from use of said product with products not supplied by ESI, and Buyer shall indemnify and hold ESI harmless from any such liability.

The foregoing states the entire liability of ESI for infringement of intellectual property rights by products furnished hereunder.


COPYRIGHTED MATERIALS

Unless otherwise agreed to in writing by ESI, copyrighted materials may not be copied except for archive purposes, to replace a defective copy, or for program error verification.
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WARRANTY

The warranty for products purchased hereunder shall be as set forth in the WARRANTY EXHIBIT.

THE WARRANTY SET FORTH IN THE WARRANTY EXHIBIT IS EXCLUSIVE AND NO OTHER WARRANTY, WHETHER WRITTEN OR ORAL, IS EXPRESSED OR IMPLIED. ESI SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.


LIMITATION OF REMEDIES AND LIABILITY

THE REMEDIES PROVIDED IN THIS AGREEMENT ARE BUYER'S SOLE AND EXCLUSIVE REMEDIES. IN NO EVENT SHALL ESI BE LIABLE FOR DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS) WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY.


MISCELLANEOUS

a. Except as may be prohibited by the U.S. bankruptcy laws, in the event of any insolvency or inability to pay debts as they become due by a party hereto, or voluntary or involuntary bankruptcy proceeding by or against a party hereto, or appointment of a receiver or assignee for the benefit of creditors, the other party may elect to cancel any unfulfilled obligations hereunder.

b. Any required notices shall be given in writing at the address of each party set forth, or to such other address as either party may substitute by written notice to the other.

c. Neither party may assign or transfer any of the rights, duties, or obligations herein, without the prior written consent of the other, and any purported attempt to do so shall be null and void.

d. ESI's failure to exercise any of its rights hereunder shall not constitute or be deemed a waiver or forfeiture of such rights.

e. No U.S. Government Procurement Regulations or comparable state government regulations shall be included hereunder and binding on either party unless specifically agreed to in writing prior to incorporation herein.

f. Stenographical, typographical and clerical errors are subject to correction.

g. Unless otherwise agreed to by ESI, Buyers who export from the U.S. products purchased hereunder assume all responsibility for obtaining any required export authorizations. Buyer shall not export or re-export technical data supplied by ESI, directly or through others, or the direct product of such data, to the prescribed countries listed in Section 379.4 and associated or successor sections of the U.S. Export Administration Regulations unless properly authorized by the U.S. Government.
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h.       Any dispute regarding the enforcement, interpretation or validity of this Agreement shall be governed by the laws of the State of Idaho. The parties hereby agree that any dispute relating to the products sold hereunder in this Agreement shall be subject to the exclusive jurisdiction of the courts within the State of Idaho.



Buyer:    __________________________________________________________________


         Dated this ____________ day of _________________________, 19______.


         ___________________________________________________________________
                          Signature of Authorized Representative



Company Name:
Name:
Title:
Address:



Extended Systems Incorporated

         Dated this ____________ day of _________________________, 19______.


         ___________________________________________________________________
                          Signature of Authorized Representative


Name:                     Karla K. Rosa
Title:                    Contract Administrator
Address:                  5777 N. Meeker Avenue
                          Boise, ID  83713  USA



List of Exhibits:

Dealer Product Pricing Exhibit
Stock Balancing Exhibit
Market Development Funds Exhibit
Warranty



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                                                 DEALER PRODUCT PRICING EXHIBIT
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This Dealer Product Pricing Exhibit to the Purchase Agreement between Extended
Systems Incorporated (ESI) and (Buyer) is effective upon receipt of signed contract and expires on .


ANNUAL DOLLAR VOLUME COMMITMENT

The contract discount percentage is based upon a minimum annual dollar volume
purchase forecast of $                     at ESI List prices.


DISCOUNT SCHEDULE

========================================================================================================
  Annual Dollar Volume Commitment                                               Contract Discount
========================================================================================================
      $    25,000.00  to  $      99,999.99                                              37%
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      $   100,000.00  to  $     249,999.99                                              39%
--------------------------------------------------------------------------------------------------------
      $   250,000.00  to  $     749,999.99                                              40%
--------------------------------------------------------------------------------------------------------
      $   750,000.00  to  $   1,999,999.99                                              41%
--------------------------------------------------------------------------------------------------------
      $ 2,000,000.00  and  above                                                        42%
--------------------------------------------------------------------------------------------------------

ESI RESERVES THE RIGHT TO MODIFY THE DISCOUNT SCHEDULE UPON 30 DAYS WRITTEN NOTICE IN THE EVENT THAT ESI CHANGES ITS OVERALL PRICING AND/OR DISCOUNT POLICIES.

PRODUCTS AND PRICE

1. Buyer may purchase products appearing on ESI's U.S. Price List on the date of receipt of Buyer's applicable purchase order. The price for each product purchased shall be the price appearing on the Price List less the appropriate discount which will be determined in accordance with Buyer's annual dollar volume commitment (see above).

2. If Buyer orders and accepts delivery of Products in excess of Buyer's annual dollar volume commitment during the contract year, Buyer shall be granted discounts on the additional orders at the aggregate quantity level achieved at the time each additional order is received by ESI. The issuance of additional orders shall not reduce the price of Products purchased prior to reaching the applicable quantity.

3. In the event of a price reduction, ESI will price protect Buyer for all product shipped to Buyer within thirty (30) days prior to the effective date of the price change that is still in Buyer's inventory on the effective date of the price change. Buyer's account will be credited with an amount, to be used for future purchases only, equal to the difference between the old and the new net price. To receive credit, Buyer will notify ESI of the number and type of products in its inventory as of the effective date of price change, by providing a copy of an inventory report with ESI's model number and serial number. Buyer must notify ESI within thirty (30) days following the effective date of the price change.

Buyer hereby certifies that:

1.       The products purchased hereunder are for resale.
2. Buyer has a service organization currently supporting customers at a satisfactory level.
3.       Buyer has an outbound sales force.
4. Buyer will provide by the 10th of the following month a report showing the number of units, by product number, sold the previous month and the number of units, by product number, in Buyer's inventory at the end of the previous month.
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STOCK BALANCING EXHIBIT
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This Stock Balancing Exhibit to the Purchase Agreement between Extended Systems
Incorporated (ESI) and (Buyer) is effective upon receipt of signed contract and expires on .


ESI will accept returns of standard ESI products in their unopened original packaging without a restocking fee subject to the conditions that follow. ESI will accept returns of discontinued products for thirty (30) days after notice from ESI to Buyer of discontinuance. Returns of products more than one year after their original purchase date and of "Special Order" products as designated on the ESI U.S. Price List will not be accepted under these stock balancing provisions. Aggregate returns of current and discontinued products cannot exceed 5% of the amount purchased from ESI during the preceding quarter. All returns must be accompanied by a purchase order for an equal or greater dollar amount of ESI's products. Credits issued for such returns can only be used for the purchase of other ESI products. All returns require a valid Return Materials Authorization from ESI prior to the return and must be returned to ESI on a freight prepaid basis. To be eligible for stock balancing Buyer must provide ESI with monthly reports showing quantity of ESI products in inventory. These reports should be sent to ESI Attention of Contract Administration. Only stock that shows on these reports will be eligible for stock balancing.

Returns of opened products, or products purchased more than one year ago, or of any other items not permitted by the preceding paragraph are subject to a standard restocking fee.

The following person is authorized to return product for stock balancing:



Name:_____________________________  Title:___________________________________


Phone #:__________________________









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MARKET DEVELOPMENT FUNDS EXHIBIT
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This Market Development Funds Exhibit to the Purchase Agreement between Extended
Systems Incorporated (ESI) and (Buyer) is effective from upon receipt of signed contract and expires on .

MARKET DEVELOPMENT FUNDS

Buyer will be granted credit to its account for marketing programs approved in advance by ESI if Buyer shows proof of the promotion of ESI's products in the form of invoices and sample promotional materials. Such promotional materials must contain ESI's logo and the product's name. Buyer's account will be credited with an amount, to be used for future purchases only, equal to fifty percent (50%) of complying invoiced promotion expense; however, in no case will ESI issue credit for more than two percent (2%) of net shipments during the calendar year. Claims for market development funds must be submitted to ESI within 30 days of the promotion. Funds available are calculated on a calendar year basis, and must be used no later than March 31 of the following calendar year. If not used, funds do not carry forward to subsequent years.

ESI RESERVES THE RIGHT TO MODIFY THE TERMS AND CONDITIONS FOR USE OF MARKET DEVELOPMENT FUNDS UPON 30 DAYS WRITTEN NOTICE.







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                                                                       WARRANTY
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HARDWARE WARRANTY

Hardware products are warranted for two (2) years from the purchase date of the original product against defects in materials and workmanship. If ESI receives notice of such defects during the warranty period, ESI will replace products which prove to be defective. THIS IS AN EXCLUSIVE REMEDY AND ESI SHALL HAVE NO LIABILITY OF ANY TYPE BEYOND REPAIR OR REPLACEMENT OF THE DEFECTIVE PRODUCT.

For product warranties requiring return to ESI, Buyer shall prepay shipping charges (and shall pay all duties and taxes) for products returned to ESI for warranty service. Except for products returned to Buyer from another country, ESI shall pay for return of products to Buyer.

NO OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, ARE EXPRESSED OR IMPLIED. ESI SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.


SOFTWARE WARRANTY

ESI does not warrant that the operation of software products (programs) will meet the Buyer's requirements or be error free. The programs are provided "AS IS" without warranty of any kind. The entire risk as to the quality and performance of the programs is with the Buyer. If the programs prove defective or inadequate, Buyer assumes the entire cost of service or repair and for any damages caused by the defects. THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THIS WARRANTY.


LIMITATION OF DAMAGES

The remedies set forth in the product warranty are the Buyer's sole and exclusive remedies. In no event shall ESI be liable for direct, indirect, special or consequential damages (including loss of profits), whether based on contract, tort, or any other legal theory.